Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2014 Second Quarter Results

Q2 2014 pretax income of $91.8 million, up 80% from Q2 2013
Q2 2014 backlog value of $1.1 billion, up 20% from Q2 2013

IRVINE, CALIFORNIA, July 31, 2014.  Standard Pacific Corp. (NYSE: SPF) today announced results for the second quarter ended June 30, 2014.

2014 Second Quarter Highlights and Comparisons to the 2013 Second Quarter

•	Net income of $56.5 million, or $0.14 per diluted share, vs. $43.1 million, or $0.11 per diluted share
•	Pretax income of $91.8 million, up 80%
•	Net new orders of 1,524, up 1%; Dollar value of net new orders up 10%
•	Backlog of 2,304 homes, up 1%; Dollar value of backlog up 20%
•	183 average active selling communities, up 12%
•	Home sale revenues of $591.7 million, up 36%
•	Average selling price of $479 thousand, up 21%
•	1,236 new home deliveries, up 13%
•	Gross margin from home sales of 26.6%, compared to 23.7%
•	Operating margin from home sales of $89.7 million, or 15.2%, compared to $48.2 million, or 11.1%
•	$212.0 million of land purchases and development costs, compared to $311.2 million

Scott Stowell, the Company's President and Chief Executive Officer stated, "Our 2014 second quarter performance reflects the strength of our positioning and the continued execution of our strategy. Our early efforts to build a strong land position and to create an innovative product portfolio for the move-up homebuyer, combined with the unwavering focus of our team on constructing well built homes and providing an exceptional customer experience, have all contributed to our 80% increase in pretax profit and our solid operating margin, which was 15.2% for the 2014 second quarter."

Revenue.  Revenues from home sales for the 2014 second quarter increased 36%, to $591.7 million, as compared to the prior year period, resulting primarily from a 21% increase in the Company's average home price to $479 thousand, the highest quarterly average home price in the Company's nearly 50 year history, and a 13% increase in new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product, a continued reduction in the use of sales incentives, and general price increases within a majority of the Company's markets.  The increase in new home deliveries was driven by a 6% year-over-year increase in the number of homes in beginning backlog expected to close during the quarter and a 30% increase in speculative homes sold and closed compared to the prior year period.

Orders.  Net new orders for the 2014 second quarter were up slightly from the 2013 second quarter, to 1,524 homes, with the dollar value of these orders up 10%.  The Company's monthly sales absorption rate was 2.8 per community (2.6 per community excluding the impact of the acquisition of 99 homes under contract for sale in Austin, Texas) for the 2014 second quarter, compared to 2.5 per community for the 2014 first quarter. The increase in sales absorption rate from the 2014 first quarter to the 2014 second quarter was consistent with the seasonality we typically experience in our business. The Company's cancellation rate for the 2014 second quarter was 14%, compared to 11% for the 2013 second quarter and 14% for the 2014 first quarter.  Our 2014 second quarter cancellation rate remains well below our average historical cancellation rate of approximately 21% over the last 10 years.

Backlog.  The dollar value of homes in backlog increased 20% to $1.1 billion, or 2,304 homes, compared to $947.6 million, or 2,272 homes, for the 2013 second quarter, and increased 14% compared to $1.0 billion, or 2,016 homes, for the 2014 first quarter.  The increase in year-over-year backlog value was driven primarily by an 18% increase in the average selling price of the homes in backlog, reflecting the continued execution of our move-up buyer focused strategy and pricing opportunities in select markets.

Land.  During the 2014 second quarter, the Company spent $212.0 million on land purchases and development costs, compared to $311.2 million for the 2013 second quarter. The Company purchased $113.0 million of land, 1,309 homesites, of which 40% (based on homesites) was located in Florida, 28% in Texas, 16% in California, 13% in the Carolinas and 3% in Colorado.  As of June 30, 2014, the Company owned or controlled 35,948 homesites, of which 24,104 were owned and actively selling or under development, 7,174 were controlled or under option, and the remaining 4,670 homesites were held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.0 year supply based on the Company's deliveries for the trailing twelve months ended June 30, 2014.

Liquidity.  The Company ended the quarter with $570 million of available liquidity, including $130 million of unrestricted homebuilding cash and a $440 million untapped revolving credit facility. The untapped revolving credit facility was amended on July 31, 2014 to, among other things, extend the maturity date to July 2018, increase the aggregate commitment to $450 million, and expand the accordion feature to permit the aggregate commitment to be increased to a maximum amount of $750 million, subject to the Company's future needs and the availability of additional bank capacity.  The credit facility's financial covenants were not altered in connection with the amendment. The Company's homebuilding debt to book capitalization as of June 30, 2014 and 2013 was 53.8% and 53.5%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 51.6%* and 52.0%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending June 30, 2014 and 2013 was 4.1x* and 5.8x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2014 second quarter results will be held at 12:00 p.m. Eastern time August 1, 2014.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (877) 723-9523 (domestic) or (719) 325-4749 (international); Passcode: 6252778. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 6252778.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today's complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company's targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding the strength of our land position and product portfolio; construction quality and customer experience; new home orders; deliveries; backlog; absorption rates; average home price; pricing power; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, our strategy; our future cash needs and the availability of additional bank commitments; and our future performance.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2013 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	June 30,	June 30,	Percentage	March 31,	Percentage
Operating Data	2014	2013	or % Change	2014	or % Change
	(Dollars in thousands)

Deliveries	1,236	1,095	13%	995	24%
Average selling price	$479	$397	21%	$449	7%
Home sale revenues	$591,706	$434,308	36%	$446,918	32%
Gross margin % (including land sales)	26.7%	23.4%	3.3%	25.8%	0.9%
Gross margin % from home sales	26.6%	23.7%	2.9%	26.6%	―
Gross margin % from home sales (excluding interest amortized
to cost of home sales)*	31.7%	30.7%	1.0%	32.0%	(0.3%)
Incentive and stock-based compensation expense	$6,724	$5,927	13%	$5,028	34%
Selling expenses	$28,782	$22,146	30%	$22,699	27%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$32,329	$26,525	22%	$30,863	5%
SG&A expenses	$67,835	$54,598	24%	$58,590	16%
SG&A % from home sales	11.5%	12.6%	(1.1%)	13.1%	(1.6%)
Operating margin from home sales	$89,675	$48,207	86%	$60,083	49%
Operating margin % from home sales	15.2%	11.1%	4.1%	13.4%	1.8%
Net new orders (homes)	1,524	1,516	1%	1,311	16%
Net new orders (dollar value)	$713,347	$648,299	10%	$633,818	13%
Average active selling communities	183	164	12%	174	5%
Monthly sales absorption rate per community	2.8	3.1	(10%)	2.5	11%
Cancellation rate	14%	11%	3%	14%	―
Gross cancellations	247	184	34%	221	12%
Cancellations from current quarter sales	93	87	7%	90	3%
Backlog (homes)	2,304	2,272	1%	2,016	14%
Backlog (dollar value)	$1,138,886	$947,584	20%	$1,001,385	14%

Cash flows (uses) from operating activities	$(25,949)	$(90,743)	71%	$(117,563)	78%
Cash flows (uses) from investing activities	$(36,050)	$(125,253)	71%	$10,286
Cash flows (uses) from financing activities	$4,426	$10,319	(57%)	$(50,902)
Land purchases (incl. seller financing)	$113,001	$235,991	(52%)	$144,744	(22%)
Adjusted Homebuilding EBITDA*	$125,730	$82,376	53%	$89,008	41%
Adjusted Homebuilding EBITDA Margin %*	21.2%	18.8%	2.4%	19.3%	1.9%
Homebuilding interest incurred	$37,641	$33,526	12%	$38,786	(3%)
Homebuilding interest capitalized to inventories owned	$37,228	$32,782	14%	$38,213	(3%)
Homebuilding interest capitalized to investments in JVs	$413	$744	(44%)	$573	(28%)
Interest amortized to cost of sales (incl. cost of land sales)	$29,816	$30,662	(3%)	$24,983	19%

	As of
	June 30,	December 31,	Percentage
Balance Sheet Data	2014	2013	or % Change
	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$161,121	$376,949	(57%)
Inventories owned	$2,902,840	$2,536,102	14%
Homesites owned and controlled	35,948	35,175	2%
Homes under construction	2,602	2,001	30%
Completed specs	347	327	6%
Deferred tax asset valuation allowance	$4,591	$4,591	―
Homebuilding debt	$1,834,837	$1,839,595	(0%)
Stockholders' equity	$1,572,583	$1,468,960	7%
Stockholders' equity per share (including if-converted
preferred stock)*	$4.28	$4.02	6%
Total consolidated debt to book capitalization	54.7%	56.9%	(2.2%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	51.6%	49.9%	1.7%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$591,706	$434,308	$1,038,624	$789,434
Land sale revenues	780	4,373	14,061	6,968
Total revenues	592,486	438,681	1,052,685	796,402
Cost of home sales	(434,196)	(331,503)	(762,441)	(612,115)
Cost of land sales	(350)	(4,416)	(13,354)	(6,999)
Total cost of sales	(434,546)	(335,919)	(775,795)	(619,114)
Gross margin	157,940	102,762	276,890	177,288
Gross margin %	26.7%	23.4%	26.3%	22.3%
Selling, general and administrative expenses	(67,835)	(54,598)	(126,425)	(100,892)
Income (loss) from unconsolidated joint ventures	(462)	147	(899)	1,281
Other income (expense)	(363)	(1,247)	(376)	2,323
Homebuilding pretax income	89,280	47,064	149,190	80,000
Financial Services:
Revenues	6,112	7,411	11,096	13,088
Expenses	(3,760)	(3,482)	(7,200)	(6,804)
Other income	214	151	375	253
Financial services pretax income	2,566	4,080	4,271	6,537
Income before taxes	91,846	51,144	153,461	86,537
Provision for income taxes	(35,383)	(8,008)	(58,839)	(21,577)
Net income	56,463	43,136	94,622	64,960
Less: Net income allocated to preferred shareholder	(13,496)	(14,293)	(22,650)	(23,991)
Less: Net income allocated to unvested restricted stock	(77)	(66)	(134)	(82)
Net income available to common stockholders	$42,890	$28,777	$71,838	$40,887

Income Per Common Share:
Basic	$0.15	$0.12	$0.26	$0.18
Diluted	$0.14	$0.11	$0.23	$0.16

Weighted Average Common Shares Outstanding:
Basic	279,075,416	243,171,726	278,514,992	228,749,443
Diluted	316,727,592	281,708,696	316,451,929	267,274,060

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	120,779,819	87,812,786	134,221,626

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	404,540,378	402,488,515	404,264,715	401,495,686

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$129,736	$355,489
Restricted cash	31,385	21,460
Trade and other receivables	25,446	14,431
Inventories:
Owned	2,902,840	2,536,102
Not owned	89,906	98,341
Investments in unconsolidated joint ventures	50,278	66,054
Deferred income taxes, net	334,095	375,400
Other assets	46,353	45,977
Total Homebuilding Assets	3,610,039	3,513,254
Financial Services:
Cash and equivalents	17,803	7,802
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	79,343	122,031
Mortgage loans held for investment, net	12,233	12,220
Other assets	7,451	5,503
Total Financial Services Assets	118,125	148,851
Total Assets	$3,728,164	$3,662,105

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$41,920	$35,771
Accrued liabilities	209,859	214,266
Secured project debt and other notes payable	5,054	6,351
Senior notes payable	1,829,783	1,833,244
Total Homebuilding Liabilities	2,086,616	2,089,632
Financial Services:
Accounts payable and other liabilities	2,386	2,646
Mortgage credit facilities	66,579	100,867
Total Financial Services Liabilities	68,965	103,513
Total Liabilities	2,155,581	2,193,145
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at June 30, 2014 and December 31, 2013	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 279,287,853 and 277,618,177 shares
issued and outstanding at June 30, 2014 and
December 31, 2013, respectively	2,793	2,776
Additional paid-in capital	1,363,798	1,354,814
Accumulated earnings	205,989	111,367
Total Equity	1,572,583	1,468,960
Total Liabilities and Equity	$3,728,164	$3,662,105

INVENTORIES

	June 30,	December 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$1,883,837	$1,771,661
Homes completed and under construction	876,199	628,371
Model homes	142,804	136,070
Total inventories owned	$2,902,840	$2,536,102

Inventories Owned by Segment:
California	$1,274,707	$1,182,520
Southwest	742,513	603,303
Southeast	885,620	750,279
Total inventories owned	$2,902,840	$2,536,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$56,463	$43,136	$94,622	$64,960
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,859	2,444	5,231	3,975
Deferred income tax provision	35,383	7,809	59,005	21,183
Other operating activities	3,595	2,084	5,211	3,496
Changes in cash and equivalents due to:
Trade and other receivables	6,416	(10,732)	(11,133)	(19,648)
Mortgage loans held for sale	(9,364)	11,818	42,574	11,958
Inventories - owned	(127,264)	(156,993)	(316,023)	(230,023)
Inventories - not owned	(6,629)	(4,770)	(14,794)	(9,710)
Other assets	(1,142)	(3,083)	(1,975)	(1,254)
Accounts payable	4,773	1,198	6,149	(380)
Accrued liabilities	8,961	16,346	(12,379)	6,239
Net cash provided by (used in) operating activities	(25,949)	(90,743)	(143,512)	(149,204)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(2,890)	(8,200)	(5,677)	(10,752)
Distributions of capital from unconsolidated joint ventures	―	249	14,808	1,569
Net cash paid for acquisitions	(33,408)	(113,793)	(33,408)	(113,793)
Other investing activities	248	(3,509)	(1,487)	(3,878)
Net cash provided by (used in) investing activities	(36,050)	(125,253)	(25,764)	(126,854)

Cash Flows From Financing Activities:
Change in restricted cash	(4,687)	2,725	(9,925)	2,063
Principal payments on secured project debt and other notes payable	(171)	(124)	(1,061)	(7,217)
Principal payments on senior notes payable	(4,971)	―	(4,971)	―
Net proceeds from (payments on) mortgage credit facilities	14,082	3,688	(34,288)	4,805
Payment of issuance costs in connection with preferred
shareholder equity transaction	―	(347)	―	(347)
Proceeds from the exercise of stock options	173	4,377	3,769	10,835
Net cash provided by (used in) financing activities	4,426	10,319	(46,476)	10,139

Net increase (decrease) in cash and equivalents	(57,573)	(205,677)	(215,752)	(265,919)
Cash and equivalents at beginning of period	205,112	286,313	363,291	346,555
Cash and equivalents at end of period	$147,539	$80,636	$147,539	$80,636

Cash and equivalents at end of period	$147,539	$80,636	$147,539	$80,636
Homebuilding restricted cash at end of period	31,385	25,462	31,385	25,462
Financial services restricted cash at end of period	1,295	1,795	1,295	1,795
Cash and equivalents and restricted cash at end of period	$180,219	$107,893	$180,219	$107,893

REGIONAL OPERATING DATA

	Three Months Ended June 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	439	$662	419	$538	5%	23%
Arizona	60	309	57	249	5%	24%
Texas	179	466	155	399	15%	17%
Colorado	58	510	38	441	53%	16%
Southwest	297	443	250	371	19%	19%
Florida	265	368	239	261	11%	41%
Carolinas	235	306	187	289	26%	6%
Southeast	500	339	426	273	17%	24%
Consolidated total	1,236	479	1,095	397	13%	21%
Unconsolidated joint ventures	―	―	7	474	(100%)	―
Total (including joint ventures)	1,236	$479	1,102	$397	12%	21%

	Six Months Ended June 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	778	$645	819	$515	(5%)	25%
Arizona	123	307	120	249	3%	23%
Texas	328	443	288	375	14%	18%
Colorado	111	498	81	419	37%	19%
Southwest	562	424	489	352	15%	20%
Florida	500	360	422	260	18%	38%
Carolinas	391	303	312	275	25%	10%
Southeast	891	335	734	266	21%	26%
Consolidated total	2,231	466	2,042	387	9%	20%
Unconsolidated joint ventures	―	―	21	498	(100%)	―
Total (including joint ventures)	2,231	$466	2,063	$388	8%	20%

	Three Months Ended June 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	498	$611	513	$590	(3%)	4%
Arizona	75	309	78	321	(4%)	(4%)
Texas	359	436	216	411	66%	6%
Colorado	75	526	65	460	15%	14%
Southwest	509	431	359	400	42%	8%
Florida	258	420	443	331	(42%)	27%
Carolinas	259	314	201	275	29%	14%
Southeast	517	367	644	313	(20%)	17%
Consolidated total	1,524	468	1,516	428	1%	9%
Unconsolidated joint ventures	―	―	1	646	(100%)	―
Total (including joint ventures)	1,524	$468	1,517	$428	0%	9%

	Six Months Ended June 30,
	2014		2013		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	971	$628	995	$563	(2%)	12%
Arizona	142	307	153	302	(7%)	2%
Texas	594	447	458	397	30%	13%
Colorado	128	507	127	442	1%	15%
Southwest	864	433	738	385	17%	12%
Florida	541	407	736	316	(26%)	29%
Carolinas	459	311	441	272	4%	14%
Southeast	1,000	363	1,177	299	(15%)	21%
Consolidated total	2,835	475	2,910	411	(3%)	16%
Unconsolidated joint ventures	―	―	10	538	(100%)	―
Total (including joint ventures)	2,835	$475	2,920	$412	(3%)	15%

REGIONAL OPERATING DATA (Continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Average number of selling communities
during the period:
California	48	46	4%	47	46	2%
Arizona	10	9	11%	10	8	25%
Texas	38	30	27%	37	30	23%
Colorado	11	8	38%	11	7	57%
Southwest	59	47	26%	58	45	29%
Florida	45	41	10%	43	39	10%
Carolinas	31	30	3%	31	31	―
Southeast	76	71	7%	74	70	6%
Consolidated total	183	164	12%	179	161	11%

	At June 30,
	2014		2013		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	589	$378,962	616	$366,617	(4%)	3%
Arizona	124	43,678	110	36,330	13%	20%
Texas	556	261,384	374	156,036	49%	68%
Colorado	125	67,005	121	57,425	3%	17%
Southwest	805	372,067	605	249,791	33%	49%
Florida	545	262,827	680	220,621	(20%)	19%
Carolinas	365	125,030	371	110,555	(2%)	13%
Southeast	910	387,857	1,051	331,176	(13%)	17%
Consolidated total	2,304	1,138,886	2,272	947,584	1%	20%
Unconsolidated joint ventures	―	―	1	586	(100%)	(100%)
Total (including joint ventures)	2,304	$1,138,886	2,273	$948,170	1%	20%

	At June 30,
	2014	2013	% Change
Homesites owned and controlled:
California	9,603	10,150	(5%)
Arizona	2,242	1,975	14%
Texas	5,204	5,220	(0%)
Colorado	1,196	1,268	(6%)
Nevada	1,124	1,124	―
Southwest	9,766	9,587	2%
Florida	12,138	10,481	16%
Carolinas	4,441	4,908	(10%)
Southeast	16,579	15,389	8%
Total (including joint ventures)	35,948	35,126	2%

Homesites owned	28,774	27,497	5%
Homesites optioned or subject to contract	6,909	7,039	(2%)
Joint venture homesites	265	590	(55%)
Total (including joint ventures)	35,948	35,126	2%

Homesites owned:
Raw lots	6,747	7,300	(8%)
Homesites under development	9,373	8,027	17%
Finished homesites	6,605	5,865	13%
Under construction or completed homes	3,548	2,908	22%
Held for sale	2,501	3,397	(26%)
Total	28,774	27,497	5%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to the gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	June 30, 2014	Gross Margin %	June 30, 2013	Gross Margin %	March 31, 2014	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$591,706		$434,308		$446,918
Less: Cost of home sales	(434,196)		(331,503)		(328,245)
Gross margin from home sales	157,510	26.6%	102,805	23.7%	118,673	26.6%
Add: Capitalized interest included in cost
of home sales	29,812	5.1%	30,337	7.0%	24,368	5.4%
Gross margin from home sales, excluding
interest amortized to cost of home sales	$187,322	31.7%	$133,142	30.7%	$143,041	32.0%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
	(Dollars in thousands)

Total consolidated debt	$1,901,416	$1,892,491	$1,940,462	$1,633,985
Less:
Financial services indebtedness	(66,579)	(52,497)	(100,867)	(96,964)
Homebuilding cash	(161,121)	(221,400)	(376,949)	(90,589)
Adjusted net homebuilding debt	1,673,716	1,618,594	1,462,646	1,446,432
Stockholders' equity	1,572,583	1,513,087	1,468,960	1,337,468
Total adjusted book capitalization	$3,246,299	$3,131,681	$2,931,606	$2,783,900

Total consolidated debt to book capitalization	54.7%	55.6%	56.9%	55.0%

Adjusted net homebuilding debt to total adjusted book capitalization	51.6%	51.7%	49.9%	52.0%

Homebuilding debt	$1,834,837			$1,537,021
LTM adjusted homebuilding EBITDA	452,160			266,524
Homebuilding debt to adjusted homebuilding EBITDA	4.1x			5.8x

The table set forth below calculates pro forma stockholders' equity per common share.  The Company believes that the pro forma stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	June 30,	March 31,	December 31,
	2014	2014	2013

Actual common shares outstanding	279,287,853	278,776,082	277,618,177
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786	87,812,786
Pro forma common shares outstanding	367,100,639	366,588,868	365,430,963

Stockholders' equity (Dollars in thousands)	$1,572,583	$1,513,087	$1,468,960
Divided by pro forma common shares outstanding	÷ 367,100,639	÷ 366,588,868	÷ 365,430,963
Pro forma stockholders' equity per common share	$4.28	$4.13	$4.02

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended June 30,
	June 30, 2014	June 30, 2013	March 31, 2014	2014	2013
	(Dollars in thousands)

Net income	$56,463	$43,136	$38,159	$218,377	$573,595
Provision (benefit) for income taxes	35,383	8,008	23,456	106,245	(432,033)
Homebuilding interest amortized to cost of sales and interest expense	29,816	30,662	24,983	118,030	121,658
Homebuilding depreciation and amortization	1,224	702	1,145	4,494	2,537
Amortization of stock-based compensation	2,859	2,444	2,372	10,271	8,167
EBITDA	125,745	84,952	90,115	457,417	273,924
Add:
Cash distributions of income from unconsolidated joint ventures	1,875	1,500	―	1,875	7,125
Less:
Income (loss) from unconsolidated joint ventures	(462)	147	(437)	(1,231)	1,859
Income from financial services subsidiary	2,352	3,929	1,544	8,363	12,666
Adjusted Homebuilding EBITDA	$125,730	$82,376	$89,008	$452,160	$266,524
Homebuilding revenues	$592,486	$438,681	$460,199	$2,170,892	$1,534,786
Adjusted Homebuilding EBITDA Margin %	21.2%	18.8%	19.3%	20.8%	17.4%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended June 30,
	June 30, 2014	June 30, 2013	March 31, 2014	2014	2013
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(25,949)	$(90,743)	$(117,563)	$(148,524)	$(333,602)
Add:
Provision (benefit) for income taxes	35,383	199	23,456	114,054	(439,842)
Deferred income tax benefit (provision)	(35,383)	―	(23,622)	(129,845)	440,626
Homebuilding interest amortized to cost of sales and interest expense	29,816	30,662	24,983	118,030	121,658
Less:
Income from financial services subsidiary	2,352	3,929	1,544	8,363	12,666
Depreciation and amortization from financial services subsidiary	34	28	33	132	120
Loss on disposal of property and equipment	―	1	1	2	50
Net changes in operating assets and liabilities:
Trade and other receivables	(6,416)	10,732	17,549	(5,271)	11,385
Mortgage loans held for sale	9,364	(11,818)	(51,938)	(28,073)	38,484
Inventories-owned	127,264	156,993	188,759	501,312	430,475
Inventories-not owned	6,629	4,770	8,165	48,403	37,762
Other assets	1,142	3,083	833	(244)	(1,441)
Accounts payable	(4,773)	(1,198)	(1,376)	(19,854)	(5,690)
Accrued liabilities	(8,961)	(16,346)	21,340	10,669	(20,455)
Adjusted Homebuilding EBITDA	$125,730	$82,376	$89,008	$452,160	$266,524